Exhibit 10.1


                  STOCK PURCHASE AND SUBSCRIPTION AGREEMENT


            STOCK PURCHASE AND SUBSCRIPTION AGREEMENT, dated June 22, 2006, among WONDER AUTO LIMITED, a British Virgin Islands corporation (the "Company"), EMPOWER CENTURY LIMITED, a British Virgin Islands corporation (the "Stockholder") and the purchasers listed on Annex I hereto (each a "Purchaser" and collectively, the "Purchasers").

                                   BACKGROUND

            The Company desires to sell 45.277236 of its ordinary shares (the "Company Shares") to the Purchasers in order to raise $12,000,000 in the aggregate and the Stockholder, who is the holder of 61% of the outstanding capital stock of the Company, desires to sell 30.184824 of the ordinary shares (the "Stockholder Shares" and together with the Company Shares, the "Shares") held by the Stockholder to the Purchasers for an aggregate consideration of $8,000,000. Each Purchaser desires to acquire the number of ordinary shares specified opposite such Purchaser's respective name on Annex I hereto from the Company and the Stockholder.

            Immediately following the closing of the offering contemplated hereby (the "Offering"), the Shares shall be exchanged for shares of the common stock (the "Public Company Shares") of a US domiciled company that is obligated to file periodic reports with the US Securities and Exchange Commission (the "Commission") and whose shares are eligible for quotation on the NASD Over-the Counter Bulletin Board (the "Public Company") upon the closing of a share exchange transaction (the "Exchange Transaction") among the Company, the stockholders of the Company (including the Purchasers, who will then be stockholders of the Company) and the Public Company pursuant to a Share Exchange Agreement in substantially the form attached hereto as Exhibit A (the "Exchange Agreement"). Upon consummation of the Exchange Transaction, it is anticipated that Purchasers in the Offering will own 27.13% of the issued and outstanding common stock of the Public Company.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the mutual promises herein contained and with the intent to be legally bound, the parties hereto, hereby agree as follows:

      1. Purchase and Sale.

      1.1 Purchase and Sale of Company Shares. The Company shall sell to each Purchaser and each Purchaser shall acquire from the Company the number of Company Shares specified opposite each Purchaser's name on Annex I to this Agreement.

      1.2 Purchase and Sale of Stockholder Shares. The Stockholder shall sell to each Purchaser and each Purchaser shall acquire from the Stockholder the number of Stockholder Shares specified opposite each Purchaser's name on Annex I to this Agreement.

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      2. Purchase Price.

      2.1 General. The gross purchase price (the "Purchase Price") for the Company Shares and the Stockholder Shares, in the aggregate, is Twenty Million Dollars ($20,000,000) payable as specified in this Section 2 subject to the other terms and conditions of this Agreement. The portion of the Purchase Price applicable to the Company Shares is Twelve Million Dollars ($12,000,000) and the portion of the Purchase Price applicable to the Stockholder Shares is Eight Million Dollars ($8,000,000). The Shares are being sold at a price equal to $265,033.85 per Share.

            (a) Payment at Closing. At the Closing, each Purchaser shall pay to the Company and to the Stockholder the portion of the Purchase Price payable to the Company and the Stockholder by such Purchaser as set forth opposite such Purchaser's name on Annex I, by wire transfer of immediately available funds in United States Dollars to:

            Thelen Reid & Priest, LLP - Attorney
            Special Account (Non-Interest Bearing)
            Account # 53505184
            ABA # 021-000-089
            SWIFT CODE: Citi US33
            Citibank, N.A.
            Citicorp Center
            153 East 53rd Street
            New York, New York 10043
            Client Name:  Wonder Auto Limited
            Attorney Name: Louis A. Bevilacqua, Esq.

      2.2 Escrow Arrangement; Closing. The Purchase Price and certificates representing the Shares will be held in escrow pending the closing of the Offering. The Purchaser understands that it will not earn interest on any funds held in escrow. Attached as Exhibit B hereto is the form of Escrow Agreement (the "Escrow Agreement") that will govern the maintenance of the Purchase Price and the Shares until the sooner of the closing of the Offering or the expiration thereof. The Closing Date of the Offering is referred to as the "Closing Date." The Closing shall occur on or before July 15, 2006. The Company shall have the right to a one time 45 day extension of the Closing Date upon receipt of the written consent of all Purchasers to the Offering. If the Offering is not closed by said date the Purchase Price then in escrow shall be returned to the Purchasers and the certificates representing the Shares shall be cancelled. The Closing shall be deemed to have occurred upon the satisfaction of each of the conditions set forth in Section 4 below and in the following sequence: (a) confirmation from the Escrow Agent, as identified in the Escrow Agreement, that $20,000,000 is on deposit; (b) participation by each of the Purchasers in the Exchange Transaction; and (c) the Public Company files a registration statement on a suitable form (the "Registration Statement") with the Commission to register the Public Company Shares held by the Purchasers to the Offering. The Purchase Price will not be released to either the Company or the Public Company until such time as each of the forgoing has been completed. Certificates representing Public Company Shares will be issued in the name of each such Purchaser, and the name of such Purchaser will be registered on the stock transfer books of the Public Company as the record owner of Public Company Shares. As of the filing date of the Registration Statement, the Public Company will promptly thereafter deliver to each Purchaser a stock certificate for the Public Company Shares to which it is entitled.

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      2.3  Binding  Agreement.  The  Purchaser  agrees to be bound  hereby  upon execution and delivery to the Company and the Stockholder of the signature page to this Agreement and receipt from the Company and the Stockholder of a duly executed signature page to this Agreement, which may be delivered by faxing to the Purchaser the signature page to this Agreement that has been executed by the Company and the Stockholder.

      3. Offering Materials

      Purchaser represents and warrants that it is in receipt of, and that it has carefully read, the following items:

            (a) The audited consolidated financial statements of the Company and its subsidiaries, for the fiscal years ended December 31, 2005, 2004 and 2003 (the "Financial Statements");

            (b) The Exchange Agreement;

            (c) The Escrow Agreement;

            (d) The Escrow Agreement relating to the "Make Good" arrangement described in Section 11.11 below (the "Make Good Escrow Agreement"); and

            (e) A draft of the Registration Statement.

      The documents listed in this Section 3 shall be referred to herein as the "Disclosure Documents."

      4. Conditions to Purchaser's Obligations.

      4.1 The obligation of each Purchaser to close the transaction contemplated by this Agreement (the "Transaction") is subject to the satisfaction on or prior to the Closing Date of the following conditions set forth in Sections 4.2 through 4.11 hereof.

      4.2 The Company shall have executed this Agreement.

      4.3 The Board of Directors of the Company shall have adopted resolutions consistent with Section 5.1(d) below.

      4.4 Each Purchaser shall have received copies of all documents and information which it may have reasonably requested in connection with the Offering.

      4.5 The Exchange Transaction shall have been simultaneously consummated and the Exchange Agreement shall include a provision pursuant to which the Public Company expressly assumes those obligations included in this Agreement that are to be performed by the Public Company.

      4.6 The Registration Statement shall have been filed with the SEC which filing shall not be made until each of the other conditions set forth in this
Section 4 shall have been and continue to be satisfied. It being further acknowledged that the effectiveness of the Registration Statement shall be maintained until the earlier of the second anniversary of the declaration of its effectiveness by the SEC or the date all the shares of common stock registered therein have been sold.

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

      4.7 The representations and warranties of the Company and the Stockholder shall be true and correct on and as of the Closing Date as though made on and as of such date.

      4.8 If so requested by Purchaser, the Company shall have delivered to the custodian for the Purchaser duly executed certificate(s), registered in the name of Purchaser's nominee, representing the Public Company Shares.

      4.9 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

      4.10 Since December 31, 2005, no event or series of events shall have occurred that reasonably could have or result in any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement and the transactions contemplated hereby, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company's or the Stockholder's ability to perform on a timely basis its obligations under this Agreement.

      4.11 Counsel to the Company shall have delivered to each Purchaser a legal opinion in a form reasonably acceptable to each Purchaser.

      5. Representations and Warranties of the Company.

      5.1 The Company represents and warrants to each Purchaser that, at the date of this Agreement and as of the Closing Date:

                  (a) Due Organization  and Good Standing.  The Company and each of its subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation, with all requisite corporate power and authority to carry on the business in which they are engaged and to own the properties they own, and the Company has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Company and each of its subsidiaries are duly qualified and licensed to do business and are in good standing in all jurisdictions where the nature of their business makes such qualification necessary, except where the failure to be qualified or licensed would not have a Material Adverse Effect. The ownership by the Company of its subsidiaries that are located in the People's Republic of China complies with all applicable laws of the People's Republic of China. For purposes of this Agreement, "Material Adverse Effect" means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the subsidiaries, taken as a whole or (iii) an adverse impairment to the Company's ability to perform on a timely basis its obligations under this Agreement.

                  (b) Litigation.  There is no action, suit, inquiry,  notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility ("Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Shares or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

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

                  (c) Financial Statements.  The audited financial statements of the Company as of December 31, 2005 and 2004, including the notes contained therein, fairly present the financial position of the Company at the respective dates thereof and the results of its operations for the periods purported to be covered thereby. Such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied with prior periods subject to any comments and notes contained therein. Since the date of the audited financial statements for the year ended December 31, 2005, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and
            (B) liabilities not required to be reflected in the Company's financial statements pursuant to generally accepted accounting principles, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans.

                  (d) Authorization. The Company, by appropriate and required corporate action, has, or will have prior to the date hereof, duly authorized the execution of this Agreement and duly effected the issuance of the Company Shares. The Company Shares are not subject to preemptive or other rights of any stockholders of the Company and when issued in accordance with the terms of this Agreement, the Company Shares will be validly issued, fully paid and non-assessable and free and clear of all pledges, liens and encumbrances. The
            Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The Company has reserved from its duly authorized capital stock the ordinary shares of capital stock issuable pursuant to this Agreement in order to issue the Company Shares.

                  (e) No Conflicts. Performance of this Agreement and compliance with the provisions hereof will not violate any provision of any applicable law or of the charter documents of the Company, or of any of its subsidiaries, and, will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of the Company, or of any of its subsidiaries, pursuant to the terms of any indenture. The Company is not in default under any provision of its organizational documents or under any provision of any agreement or other instrument to which it is a party or by which it is bound or of any law, governmental order, rule or regulation so as to affect adversely in any material manner its business or assets or its condition, financial or otherwise.

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

                  (f) Disclosure. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company's representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (g) Binding Obligation.  This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  (h) Investment Company.  The Company is not now, and after the sale of the Company Shares under this Agreement and under all other agreements and the application of the net proceeds from the sale of the Company Shares will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (i) Securities  Act Exemption.  Subject to the accuracy of the
            Purchasers' representations and warranties in Section 7 of this Agreement, the offer, sale, and issuance of the Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") and from the registration or qualification requirements of the laws of any applicable state.

                  (j) No Public  Offering.  Neither the Company,  nor any of its
            affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares to the Purchaser.

                  (k) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of capital stock reserved for issuance under the Company's various option and incentive plans, is specified in
            Schedule 5.1(k). No securities of the Company are entitled to preemptive or similar rights, and no person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of capital stock, or securities or rights convertible or exchangeable into shares of capital stock of the Company. The issue and sale of the Company Shares by the Company or the sale of the Stockholder Shares by the Stockholder will not, immediately or with the passage of time, obligate the Company to issue shares of capital stock of the Company or other securities to any person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

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                  (l)  Subsidiaries.  The  Company  has no  direct  or  indirect subsidiaries other than as specified in the Disclosure Documents. Except as disclosed in Schedule 5.1(l), the Company owns, directly or indirectly, all of the capital stock of each subsidiary free and clear of any and all liens, and all the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

                  (m) No  Consents.  The  Company is not  required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Exchange Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section
            11.2 and (v) those that have been made or obtained prior to the date of this Agreement.

                  (n) Insurance. The Company and the subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and the subsidiaries' existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company's and such subsidiaries' respective lines of business.

                  (o) Internal Controls. The Company and the subsidiaries of the
            Company maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations,
            (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability,
            (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and principal financial officer of the Company. The Company's principal executive officer and principal financial officer have evaluated the effectiveness of the Company's controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company's most recently ended fiscal quarter or fiscal year-end (such date, the "Evaluation Date").

                  (p) Registration Rights. Except as specified in Schedule 5.1(p), the Company has not granted or agreed to grant to any person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied.

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                  (q)  Anti-Takeover  Provisions.  The  Company  has  taken  all necessary  action,  if any,  in order  to  render  inapplicable  any
            control  share  acquisition,   business  combination,   poison  pill
            (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation the Company's issuance of the Shares and the Purchasers' ownership of the Shares.

                  (r) No Agreements with  Purchasers.  The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

                  (s) Labor  Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

                  (t) Compliance.  Neither the Company nor any subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any subsidiary under), nor has the Company or any subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

                  (u) Regulatory Permits. The Company and the subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

                  (v) Title to Assets. The Company and its subsidiaries have all necessary use rights under the laws of the People's Republic of China to all real property used by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all liens, except for liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the subsidiaries. Any real property and facilities held under lease by the Company and the subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

                  (w) Patents and Trademarks.  The Company and the  subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Intellectual Property Rights.

                  (x) Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  (y) Solvency.  Based on the financial condition of the Company as of the Closing Date (and assuming that the Offering shall have occurred), (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into
            account  the  particular   capital   requirements  of  the  business
            conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

                  (z) Certain Fees.  Except as described in Section 10.6 hereof, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by a Purchaser pursuant to written agreements executed by such Purchaser which fees or commissions shall be the sole responsibility of such Purchaser) made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

      5.2 Indemnification. The Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents
(each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "Losses") that any such Purchaser Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Purchaser Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

      6. Representations and Warranties of the Stockholder.

      6.1 The Stockholder represents and warrants to each Purchaser that, at the date of this Agreement and as of the Closing Date:

                  (a) Ownership of Stockholder  Shares. The Stockholder owns the
            Stockholder Shares of record and beneficially, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever. The Stockholder has sole control over the Stockholder Shares or sole discretionary authority over any account in which they are held.

                  (b) No Options or Similar  Rights with Respect to  Stockholder
            Shares. The Stockholder has, since acquiring the Stockholder Shares, never granted to any person an option or right to purchase or otherwise acquire the Stockholder Shares, by contract of sale or otherwise, nor had any "short position in" as to the Stockholder Shares. The Stockholder has never effected nor attempted to effect any distribution or public offering of the Stockholder Shares.

                  (c)  Authority.  The  Stockholder  has full  right,  power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid, binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms (except as such enforceability may be limited by laws affecting creditor's rights generally).

                  (d) No Consents. No consent, approval,  authorization or order of, or any filing or declaration with, any court or governmental agency or body, trustee or other person is required in connection with the consummation by the Stockholder of the transactions on its part contemplated by this Agreement, except (i) filings as may be required under Sections 13(d) and 16(a) of the Exchange Act, and
            (ii) those that have been made or obtained prior to the date of this Agreement.

                  (e) No Conflicts.  The execution,  delivery and performance by the Stockholder of this Agreement to which it is a party and the consummation of the transactions contemplated thereby do not and will not result in a breach or violation of, or constitute a default under (with or without notice or lapse of time), any stockholders agreement, voting trust agreement, trust or other fiduciary agreement, pledge registration rights agreement or other agreement or instrument to which the Stockholder or any of its properties are bound or affected, and will not violate or conflict with any judgment, decree or order of any court or other governmental agency or any law, rule or regulation applicable to the Stockholder.

                  (f) Certain Registration Matters. Assuming the accuracy of the
            Purchasers' representations and warranties set forth herein, no registration under the Securities Act is required for the offer and sale of the Stockholder Shares to the Purchasers hereunder.

                  (g) Certain Fees.  Except as described in Schedule 6.1(g),  no brokerage or finder's fees or commissions are or will be payable by the Stockholders to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by a Purchaser pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Purchaser) made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

                  (h) No Additional  Agreements.  Such Stockholder does not have any agreement or understanding with any Purchaser or with the Company with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

      6.2 Indemnification. The Stockholder will indemnify and hold the Purchaser Parties harmless from any and all Losses that any such Purchaser Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Stockholder in any Transaction Document. In addition to the indemnity contained herein, the Stockholder will reimburse each Purchaser Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

      7. Transfer and Registration Rights.

      7.1 Purchaser acknowledges that it is acquiring the Shares for its own account and for the purpose of investment and not with a view to any distribution or resale thereof within the meaning of the Securities Act and any applicable state or other securities laws ("State Acts"), except in a transaction which is in compliance with the Securities Act or pursuant to an exemption therefrom. Purchaser further agrees that, except in connection with the Exchange Transaction, it will not sell, assign, transfer or otherwise dispose of any of the Shares in violation of the Securities Act or state blue sky laws and acknowledges that, in taking unregistered Shares, it must continue to bear economic risk in regard to its investment for an indefinite period of time because of the fact that such securities have not been registered under the Securities Act or state blue sky laws and further realizes that such securities cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Subject to the foregoing, nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Shares for any period of time.

      8. Closing.

      8.1 The closing of the Offering shall take place at such time and at such place as the Company shall determine, provided that the Closing shall occur no later than July 15, 2006, unless otherwise extended pursuant to the terms of this Agreement. If the closing of the sale of Shares to Purchaser has not occurred within the time frame provided in the previous sentence, then Purchaser may terminate this Agreement by giving written notice to the Company.

      9. Purchaser Representations. Purchaser hereby represents, warrants and acknowledges and agrees with the Company as follows:

      9.1 Information. Purchaser has been furnished with and has carefully read the Disclosure Documents as set forth in Section 3 hereto and is familiar with the terms of the Offering. With respect to individual or partnership tax and other economic considerations involved in this investment, Purchaser is not relying on the Company (or any agent or representative of any of the Company). Purchaser has carefully considered and has, to the extent Purchaser believes such discussion necessary, discussed with Purchaser's legal, tax, accounting and financial advisers the suitability of an investment in the Shares for Purchaser's particular tax and financial situation.

      9.2 Opportunity to Inspect. Purchaser has had an opportunity to inspect relevant documents relating to the organization and operations of the Company. Purchaser acknowledges that all documents, records and books pertaining to this investment which Purchaser has requested have been made available for inspection by Purchaser and Purchaser's attorney, accountant or other adviser(s).

      9.3 Opportunity to Inquire. Purchaser and/or Purchaser's advisor(s) has/have had a reasonable opportunity to ask questions of and receive answers and to request additional relevant information from a person or persons acting on behalf of the Company concerning the Offering.

      9.4 No Advertising or General Solicitation. Purchaser is not purchasing the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

      9.5 Accredited Investor. Purchaser is an "accredited investor," within the meaning of Rule 501(a) of Regulation D under the Securities Act ("Regulation D"). Purchaser, by reason of Purchaser's business or financial experience or the business or financial experience of Purchaser's professional advisers who are unaffiliated with and who are not compensated by the Company or any affiliate, directly or indirectly, can be reasonably assumed to have the capacity to protect Purchaser's own interests in connection with the transaction. Purchaser further acknowledges that he has read the written materials provided by the Company.

      9.6 No Need for Liquidity. Purchaser has adequate means of providing for Purchaser's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

      9.7 Sophistication. Purchaser has such knowledge and experience in financial, tax and business matters so as to enable Purchaser to use the information made available to Purchaser in connection with the Offering to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

      9.8 Risks Relating to Purchase of Shares. Purchaser recognizes that investment in the Shares involves substantial risks. Purchaser further recognizes that no Federal or state agencies have passed upon this offering of the Shares or made any finding or determination as to the fairness of this investment.

      9.9 Legend. Purchaser acknowledges that each certificate representing the Public Company Shares shall contain a legend substantially in the following form:

            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES TO THE EXTENT PERMITTED BY APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

      9.10 Authority. If this Agreement is executed and delivered on behalf of a partnership, corporation, trust or estate: (i) such partnership, corporation, trust or estate has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Agreement and all other instruments executed and delivered by or on behalf of such partnership, corporation, trust or estate in connection with the purchase of the Shares, and (b) to purchase and hold such Shares; (ii) the signature of the party signing on behalf of such partnership, corporation, trust or estate is binding upon such partnership, corporation, trust or estate; and (iii) such partnership, corporation or trust has not been formed for the specific purpose of acquiring the Shares, unless each beneficial owner of such entity is qualified as an "accredited investor" within the meaning of Regulation D and has submitted information substantiating such individual qualification.

      9.11 Retirement Plan. If Purchaser is a retirement plan or is investing on behalf of a retirement plan, Purchaser acknowledges that investment in the Shares poses risks in addition to those associated with other investments, including the inability to use losses generated by an investment in the Shares to offset taxable income.

      9.12 Patriot Act; etc. The Purchaser is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Purchaser has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering , including but not limited to the following laws: (1) the Sharing and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001. Any resale of Shares by the Purchaser to transferees shall not violate the statutes mentioned in this representation.

      10. Understandings.

      Purchaser understands, acknowledges and agrees with the Company as follows:

      10.1 Irrevocable Nature. Purchaser hereby acknowledges and agrees that upon execution of this Agreement by the Purchaser, the Company and the Stockholder, the Purchaser's obligation to purchase the Shares is irrevocable, and, except as required by law or as permitted under Section 8.1 above, Purchaser is not entitled to cancel, terminate or revoke this Agreement or any agreements of Purchaser hereunder and that this Agreement and such other agreements shall survive the death or disability of Purchaser and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. If Purchaser is more than one person, the obligations of Purchaser hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his or her heirs, executors, administrators, successors, legal representatives and permitted assigns.

      10.2 No Determination as to Fairness. No federal or state agency has made any findings or determination as to the fairness of the terms of this Offering for investment, nor any recommendations or endorsement of the Shares.

      10.3 Exemption. The Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Rule 506 of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by Purchaser herein.

      10.4 Legend. Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 9.9): (i) while a registration statement covering the resale of such Shares in effective under the Securities Act, or (ii) following a sale or transfer of such Shares pursuant to an effective registration statement (including the Registration Statement, as defined above), or (iii) following a sale or transfer of such Shares pursuant to Rule 144 under the Securities Act as evidenced by an opinion of counsel selected by transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the securities Act (assuming the transferor is not an Affiliate of the Company), or (iv) while such Shares are eligible for sale under Rule 144(k) and the transferor has provided the Company with an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the company, to the effect that such Shares are eligible for sale under Rule 144(k). The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

      10.5 Transferee Suitability. It is understood that in order not to jeopardize the Offering's exempt status under Section 4(2) of the Securities Act and Regulation D, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

      10.6 Brokers and Finders. No person or entity acting on behalf, or under the authority, of Purchaser is or will be entitled to any broker's, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement. The Purchaser acknowledges and agrees, however, that Sterne Agee & Leach, Inc. and Global Hunter Securities are acting as the Placement Agents for this private placement and will receive a cash fee that is equal to seven percent (7%) of the total amount raised, such fee being payable by the Company.

      10.7 Confidential Nature of Information. Purchaser acknowledges that the information furnished in this Agreement by the Company to Purchaser or its advisers in connection with the Offering, is confidential and nonpublic and agrees that all such written information which is material and not yet publicly disseminated by the Company shall be kept in confidence by Purchaser and neither used by Purchaser for Purchaser's personal benefit (other than in connection with this Agreement), nor disclosed to any third party, except Purchaser's legal and other advisers who shall be advised of the confidential nature of such information, for any reason; provided, however, that this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes a part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision) or (iii) is received from third parties (except third parties who, to the knowledge of the Purchaser, disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription agreement entered into with the Company). The Company represents and warrants to the Purchasers that following the filing of the Form 8-K pursuant to Section 11.2 herein, the Purchaser will not be in possession of any non-public information with respect to the Company.

      10.8 Survival. The representations, warranties and agreements of Purchaser and the Company contained herein and in any other writing delivered in connection with the Offering shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the date the Company executes this Agreement and shall survive the execution and delivery of this Agreement and the purchase of the Shares.

      10.9 NO RECOMMENDATION. IN MAKING AN INVESTMENT DECISION, PURCHASER MUST RELY ON ITS OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SHARES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      11. Covenants.

      11.1 Prohibition on Certain Equity Financings. The Company agrees that neither it nor the Public Company shall undertake any other financings (other than acquisitions utilizing capital stock of the Company or the Public Company, it being understood that the shares issuable in such transaction shall not be registered until the Registration Statement (as that term is defined below) is deemed effective by the SEC) involving Equity Common Shares (as defined below) on terms more favorable than those in the Offering until thirty (30) days after the effectiveness of the Registration Statement covering all of the Public Company Shares, without the prior written approval of the holders of a majority of the Public Company Shares. The Company and the Public Company may complete a financing on terms that are equivalent or less favorable than those in the Offering at their discretion; however, the Company acknowledges that the Equity Common Shares sold in such an offering can not be registered for resale until after the date the Registration Statement is declared effective by the SEC. The term "Equity Common Shares" as used herein shall mean all capital stock of the Company or the Public Company, plus all rights, warrants, options, convertible preferred shares, indebtedness, exchangeable securities or other rights, exercisable for or convertible into, directly or indirectly, capital stock of the Company or the Public Company. Notwithstanding the above, "Equity Common Shares" shall not include any common shares of the Public Company issued pursuant to any incentive or stock option plan of the Public Company approved by the shareholders or the board of directors of the Public Company.

      11.2 Filing of Offering Documents. The Company shall file all required documents related to the Offering as exhibits to the Current Report on form 8-K to be filed with the SEC by the Public Company on the business day following the Closing Date.

      11.3 Press Release. Immediately following the Closing, but no later than 9:30am Eastern Time on the business day following the Closing Date, the Company shall issue a press release, in a form suitable to the Purchasers, disclosing the material terms of the Offering.

      11.4 Exchange Act Compliance. As long as any Purchaser owns the Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

      11.5 No Integrated Offerings. The Company shall not, and shall use its best efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers, or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Shares to the Purchasers. For purposes hereof, "Trading Market" shall mean whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

      11.6 Prohibition on Filing Registration Statements. Other than pursuant to the Registration Statement or as required under the Make Good Escrow Agreements, prior to the date the Registration Statement is declared effective by the SEC, the Company may not file any registration statement (other than on Form S-8) with the SEC with respect to any securities of the Company.

      11.7 Future Priced Securities. During the six months following the Closing Date, the Company shall not issue any "Future Priced Securities" as such term is described by NASD IM-4350-1.

      11.8 Material Non-Public Information. The Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

      11.9 Listing of Public Company Shares. The Company agrees, (i) if the Company applies to have the Public Company Shares traded on any other Trading Market, it will include in such application the Public Company Shares then held by the Purchasers, and will take such other action as is necessary or desirable to cause the Public Company Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of the Public Company Shares on a Trading Market and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market.

      11.10 Use of Proceeds. The net proceeds from the sale of the Shares hereunder will be used for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company's business and consistent with prior practices), or to redeem any Common Stock or Common Stock equivalents.

      11.11 Make Good Escrow Arrangement. The Stockholder and Choice Inspire Limited, the only other stockholder of the Company, shall escrow 1,347,644 shares, to be equitably adjusted for stock splits, stock dividends and similar adjustments (the "Make Good Shares") of the Public Company's common stock, that these stockholders will receive as a result of the Exchange Transaction, representing 13.77% of the Public Company's issued and outstanding common capital stock immediately following the closing of the Exchange Transaction (the "Make Good Pool"). The Company covenants that it would attain the following financial performance thresholds (the "Performance Thresholds"): $8,140,000 million of Net Income ("NI") for the fiscal year ("FY06") ending December 31, 2006 (the "2006 Threshold") and $12,713,760 of NI for the fiscal year ("FYO7") ending December 31, 2007 (the "2007 Threshold"). The Company shall provide the Purchaser Representative (as defined hereinafter) with (a) its audited financial statements, prepared in accordance with US GAAP, on or before March 31, 2007 so as to allow the Purchaser Representative the opportunity to evaluate whether the 2006 Threshold was attained and (b) its audited financial statements, prepared in accordance with U.S. GAAP, on or before March 31, 2008 so as to allow the Subscriber Representative the opportunity to evaluate whether the 2007 Threshold was attained. If the 2006 Threshold is not achieved, one-half of the Make Good Shares will be distributed on a pro rata basis to the Purchasers of this Offering. If the 2007 Threshold is not achieved, the second-half of the Make Good Shares can be distributed on a pro rata basis to the Purchasers of this Offering. Notwithstanding anything to the contrary herein, only those Purchasers who remain stockholders of the Public Company at the time that the Make Good Shares become deliverable hereunder, shall be entitled to their pro rata portion of the Make Good Shares. If required, the appropriate number of Make Good Shares will be delivered to the Purchasers in the Offering within ten (10) business days of the date the audit report for the applicable period is filed with the SEC. The Purchaser hereby appoints Sterne Agee & Leach, Inc. to act as the Purchaser Representative (the "Purchase Representative") in connection with the Make Good Escrow Agreement entered into with the Stockholders for the purpose of effectuating this provision. The Purchaser Representative's sole responsibility shall be to review the financial statements of the Public Company to determine whether any make Good Shares should be distributed.

      11.12 Penalty for Failure to Deliver Certificates. If a Purchaser shall make a sale or transfer of Shares either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Company's transfer agent the certificate representing Shares containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and Share delivery being the "Share Delivery Date") and (1) the Company shall fail to deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from all restrictive or other legends by the third business day following the Share Delivery Date and (2) following such third business day after the Share Delivery Date and prior to the time such Shares are received free from restrictive legends, the Purchaser, or any third party on behalf of such Purchaser, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of such Shares (a "Buy-In"), then the Company shall pay in cash to the Purchaser (for costs incurred either directly by such Purchaser or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Purchaser as a result of the sale to which such Buy-In relates. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In.

      11.13 Registration  Procedures.  At its expense,  the Public Company will:

                  (a) Keep the Registration Statement effective until the earlier of (i) three years and (ii) such time that all Public Company Shares received by the Purchasers in the Exchange Transaction and covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) (the "Effectiveness Period") as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected holders of such Shares ("Holders");

                  (b) After the date that the Registration Statement is declared effective by the Commission, without regard for the reason thereunder or efforts therefore, the Company covenants not to allow such Registration Statement to cease, for any reason, to be effective and available to the Purchasers at any time prior to the expiration of its Effectiveness Period as to all Public Company Shares which it is required to cover for more than an aggregate of 30 Trading Days (which need not be consecutive);

                  (c) Prepare and file with the Commission  such  amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to a disposition of all securities covered by such Registration Statement;

                  (d) Furnish to such Purchaser and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the Commission or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto in both electronic and print format, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto, and such other documents as each Purchaser may reasonably request in order to facilitate the disposition of the Public Company Shares owned by such Purchaser;

                  (e) Notify each Purchaser at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and at the request of such Purchaser, prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to such Purchaser, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

                  (f) Use its  commercially  reasonable  efforts to prevent  the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Purchaser (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof;

                  (g) Cause all Public Company Shares received by the Purchasers in the Exchange Transaction to be listed or included for quotation on a Trading Market on which the Common Stock of the Public Company is then listed, traded or included for quotation;

                  (h) Provide a transfer agent and registrar for all Public Company Shares and CUSIP number for all such Public Company Shares, in each case not later than the effective date of such registration;

                  (i) Make  available  for  inspection  by the  Purchasers,  any underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by the Purchasers or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers and directors to supply all information reasonably requested by Purchaser, any underwriter, attorney or accountant in connection with such Registration Statement. Provided, however, that the Public Company shall not provide information to the Purchasers to the extent it constitutes material, non-public information;

                  (j) Furnish to each Purchaser or its counsel a copy of all documents filed with and all correspondence from or to the Commission in connection with any such registration. Provided, however, that the Public Company shall not provide information to the Purchasers to the extent it constitutes material, non-public information;

                  (k) Take all other  reasonable  actions  necessary to expedite and facilitate disposition by each Purchaser of the Public Company Shares pursuant to the Registration Statement.

      11.14 Indemnification and Contribution.

                  (a) To the fullest extent permitted by law, the Public Company will, and hereby does, indemnify, hold harmless and defend each Purchaser who holds Public Company Shares, the directors, officers, partners, employees, agents, representatives of, and each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims"), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an Indemnified Person is or may be a party thereto (collectively, "Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Public Company Shares are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Public Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Public Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder, in each case relating to the offer or sale of the Public Company Shares pursuant to a Registration Statement or
            (iv) any material violation by the Public Company of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). The Public Company shall reimburse the Indemnified Persons for any legal fees or other expenses incurred by them in connection with investigating or defending any such Claim as such fees or expenses are incurred; provided, however, that the indemnity agreement contained in this 11.14(a) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Public Company, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section11.14(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon information furnished in writing to the Company or the Public Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not be available to the extent such Claim is based on a failure of a Purchaser to deliver or to cause to be delivered the prospectus made available by the Public Company, if such prospectus was timely made available by the Public Company; and
            (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Public Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Public Company Shares by the Purchasers.

                  (b) Each Purchaser agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section11.14(a), the Company, the Public Company, each of their respective directors, each of their respective officers who signs the Registration Statement, and each Person, if any, who controls the Company or the Public Company within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon written information furnished to the Public Company or the Company by such Purchaser expressly for use in connection with such Registration Statement; and, such Purchaser will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 11.14(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld; provided, further, however, that the Purchaser shall be liable under this Section11.14(b) for only that amount of a Claim or Indemnified Damages as does not exceed the proceeds to such Investor as a result of the sale of Public Company Shares. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Public Company Shares by the Purchasers.

                  (c) The foregoing indemnity agreements contained in Sections11.14(a) and 11.14(b) are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the Registration Statement in question becomes effective or in the amended prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (the "Final Prospectus"), such indemnity agreements shall not inure to the benefit of any Indemnified Party if a copy of the Final Prospectus was furnished in a timely manner to the Indemnified Party and was not furnished to the person asserting the Indemnified Damages at or prior to the time such action is required by the Securities Act.

                  (d) Promptly after receipt by an Indemnified  Party under this
            Section11.14  of  notice  of  the  commencement  of  any  action  or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 11.14, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Party (or, if there is more than one Indemnified Party, a majority in interest of the Indemnified Parties); provided, however, that an Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Party, the representation by such counsel of the Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party which relates to such action or claim. The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under this Section 11.14, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

                  (e) If the indemnification  provided for in this Section 11.14 is unavailable to or insufficient to hold harmless an Indemnified Party under subsection (a) or (b) hereof in respect of any Claim or Indemnified Damages, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim or Indemnified Damages in such proportion as is appropriate to reflect the relative fault of the Public Company on the one hand and the Purchaser on the other in connection with the statements or omissions or other matters which resulted in such Claim or Indemnified Damages, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company or the Public Company on the one hand or a Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Public Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this
            Section 11.14(e) were determined by pro rata allocation (even if all Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 11.14(e). The amount paid or payable by an Indemnified Party as a result of the Claims or Indemnified Damages referred to above in this Section 11.14(e) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11.14(e), no Purchaser shall be required to contribute any amount in excess of the amount of proceeds received by the Purchaser from the sale of the Public Company Shares. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Contribution (together with any indemnification or other obligations under this Agreement) by any Purchaser (including any Indemnified Party associated with such Purchaser) shall be limited in amount to the amount of proceeds received by such Purchaser from the sale of the Public Company Shares.

      12. Miscellaneous.

      12.1 Notices. Except as set forth elsewhere herein, any notice or demand to be given or served in connection herewith shall be deemed to be sufficiently given or served for all purposes by being sent as registered or certified mail, return receipt requested, postage prepaid, in the case of the Company, addressed to it at the address set forth below:

                          Wonder Auto Limited
                          No. 56 Lingxi Street
                          Taihe District
                          Jinzhou City, Liaoning
                          People's Republic of China, 121013


      and in the case of Purchaser to the address set forth on the Signature Page hereto

      12.2 Governing Law. This Agreement shall be enforced, governed and construed in accordance with the laws of the State of New York without giving effect to choice of laws principles or conflict of laws provisions thereof.

      12.3 Jurisdiction. The parties hereby irrevocably consent and submit to the jurisdiction of the state and federal courts located in the State of New York for all purposes. Purchaser hereby waives, and agrees not to assert against the Company, or any successor assignee thereof, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, (i) any claim that the Purchaser is not personally subject to the jurisdiction of the above-named courts, and (ii) to the extent permitted by applicable law, any claim that such proceeding relating to the enforcement of an award is in an inconvenient forum or that the venue of any such proceeding is improper or that this Agreement may not be enforced or that judgment may not be entered in any such courts.

      12.4 Attorney's Fees. In any action, proceeding or counterclaim brought to enforce any of the provisions of this Agreement or to recover damages, costs and expenses in connection with any breach of the Agreement, the prevailing party, as determined by the finder of fact, shall be entitled to be reimbursed by the opposing party for all of the prevailing party's reasonable outside attorneys' fees, costs and other out-of-pocket expenses incurred in connection with such action, proceeding or counterclaim.

      12.5 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth herein. The Company acknowledges that all material facts upon which it has relied in forming its decision to enter into this Agreement are expressly set forth herein and further acknowledges that the Purchaser has not made any representations, express or implied, which are not expressly set forth herein. This Agreement supercedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

      12.6 Publicity. The Company shall not issue any public statement or press release, or otherwise disclose in any manner the identity of the Purchaser or that Purchaser has purchased the Shares, without the prior written consent of the Purchaser, except as may be required by applicable law; provided, however, that the Company may disclose such information in the Registration Statement filed with the SEC.

      12.7 Amendment. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Purchasers holding a majority of the Shares provided that those provisions that require all Purchasers to consent requires 100% to amend. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all Purchasers who then hold Shares.

      12.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign any or all of its rights under this Agreement to any person to whom such Purchaser assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the "Purchasers." This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person (except an indemnified party pursuant to Section 4.2 herein).

      12.9 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

      12.10 Nature of Obligations. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each Purchaser to purchase Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Purchasers has been provided with the same Agreement for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser.

                                 SIGNATURE PAGE

      IN WITNESS WHEREOF, the parties have executed this Stock Purchase and Subscription Agreement as of the date first set forth above.



THE COMPANY:                               THE STOCKHOLDER:



WONDER AUTO LIMITED                        EMPOWER CENTURY LIMITED



By:                                        By:
   ---------------------------                ---------------------------
    Name: Qingjie Zhao                        Name: Qingjie Zhao
    Title: CEO and Chairman                   Title:




                                    THE PURCHASERS:


                                    For Individuals:

                                    ---------------------------
                                    Print Name Above

                                    ---------------------------
                                    Sign Name Above


                                    For Entities:

                                    ---------------------------
                                    Print Name Above

                                    By:
                                       ------------------------------
                                       Name:
                                       Title:



                                    ADDRESS:
                                            ---------------------------
                                            ---------------------------
                                            ---------------------------

                                    TAX ID NUMBER:
                                                 ---------------------------


TOTAL NUMBER OF SHARES PURCHASED
                                ------------------

TOTAL COST OF SHARES PURCHASED, AT $265,033.85 PER SHARE, IS $                 .
                                                              ------------------

                                     ANNEX I


                                                NUMBER OF COMPANY     PURCHASE PRICE FOR     NUMBER OF STOCKHOLDER
NAME OF PURCHASER                                SHARES PURCHASED       COMPANY SHARES          SHARES PURCHASED
Atlas Allocation Fund, L.P.                          2.263862              $600,000                 1.509241

Gerald Bolfing                                       0.226386               $60,000                 0.150924

Daniel O. Conwill IV                                 1.131931              $300,000                 0.754621

Gary C. Evans                                        2.263862              $600,000                 1.509241

William W. Gay                                       0.113193               $30,000                 0.075462

Harold E. Gear                                       0.113193               $30,000                 0.075462

Matthew Hayden                                       0.452772              $120,000                 0.301848

Jayhawk China Fund (Cayman) Ltd.                     6.791585             $1,800,000                4.527724

David Kenkel                                         0.113193               $30,000                 0.075462

Michael R. Kindred and Mary A.                       0.226386               $60,000                 0.150924
Kubes-Kindred, Joint Tenants

Glenn A. Little                                      0.226386               $60,000                 0.150924

Pinnacle China Fund, L.P.                           16.526191             $4,380,000               11.017461

Dean C. Pisani                                       0.113193               $30,000                 0.075462

Carolyn Prahl                                        0.226386               $60,000                 0.150924

Precept Capital Master Fund, G.P.                    1.131931              $300,000                 0.754621

Sandor Capital Master Fund, L.P.                     2.263862              $600,000                 1.509241

Sterling Research & Management LLC                   0.679159              $180,000                 0.452772

Michael K. Studer                                    0.113193               $30,000                 0.075462

US Special Opportunities Trust PLC                   1.697896              $450,000                 1.131931

Renaissance US Growth Investment Trust PLC           1.697896              $450,000                 1.131931

Premier RENN US Emerging Growth Fund Limited         1.131931              $300,000                 0.754621

John H. Trescot Jr.                                  0.113193               $30,000                 0.075462

Westpark Capital, L.P.                               4.527724             $1,200,000                3.018482

Whitebox Intermarket Partners, LP                    1.131931              $300,000                 0.754621

                                        TOTALS      45.277236             $12,000,000              30.184824

                                                                      AGGREGATE PORTION
                                                                      OF PURCHASE PRICE
                                                PURCHASE PRICE FOR       PAYABLE BY
NAME OF PURCHASER                               STOCKHOLDER SHARES       PURCHASER
Atlas Allocation Fund, L.P.                          $400,000            $1,000,000

Gerald Bolfing                                       $40,000              $100,000

Daniel O. Conwill IV                                 $200,000             $500,000

Gary C. Evans                                        $400,000            $1,000,000

William W. Gay                                       $20,000              $50,000

Harold E. Gear                                       $20,000              $50,000

Matthew Hayden                                       $80,000              $200,000

Jayhawk China Fund (Cayman) Ltd.                    $1,200,000           $3,000,000

David Kenkel                                         $20,000              $50,000

Michael R. Kindred and Mary A.                       $40,000              $100,000
Kubes-Kindred, Joint Tenants

Glenn A. Little                                      $40,000              $100,000

Pinnacle China Fund, L.P.                           $2,920,000           $7,300,000

Dean C. Pisani                                       $20,000              $50,000

Carolyn Prahl                                        $40,000              $100,000

Precept Capital Master Fund, G.P.                    $200,000             $500,000

Sandor Capital Master Fund, L.P.                     $400,000            $1,000,000

Sterling Research & Management LLC                   $120,000             $300,000

Michael K. Studer                                    $20,000              $50,000

US Special Opportunities Trust PLC                   $300,000             $750,000

Renaissance US Growth Investment Trust PLC           $300,000             $750,000

Premier RENN US Emerging Growth Fund Limited         $200,000             $500,000

John H. Trescot Jr.                                  $20,000              $50,000

Westpark Capital, L.P.                               $800,000            $2,000,000

Whitebox Intermarket Partners, LP                    $200,000             $500,000

                                      TOTALS        $8,000,000          $20,000,000